BOSTON SCIENTIFIC COMPLETES SALE OF NEUROVASCULAR BUSINESS

Company prepays $600 million of debt

Natick, MA (January 3, 2011) -- Boston Scientific Corporation (NYSE: BSX) today announced that it has completed the sale of its Neurovascular business to Stryker Corporation. The sale price is $1.5 billion, of which $1.45 billion was received at closing (including an upfront payment of $1.376 billion, a $50 million milestone payment associated with the commercialization of the next-generation Target™ Detachable Coils, and $24 million which will be placed into escrow to be released upon the completion of local closings in certain foreign jurisdictions). The remaining $50 million will be payable upon the transfer or separation of certain manufacturing facilities. The sale follows the definitive agreement announced on October 28, 2010.

The Company plans to record a pre-tax gain associated with the sale of its Neurovascular business in excess of $500 million in the first quarter of 2011, excluding any impact of the receipt of future milestone payments. Total after-tax proceeds, assuming the achievement of these milestones, are expected to be approximately $1.2 billion. Boston Scientific expects 2011 earnings per share, excluding the impact of the gain on the sale, to be diluted by approximately four to six cents on both a GAAP and adjusted basis.

The Company also announced that on December 31, 2010 it prepaid all $600 million of its 6.00 percent senior notes due June 15, 2011, using cash on hand. The Company plans to record a pre-tax charge, not included in previous guidance, of approximately $15 million (approximately $9 million after tax, or $0.01 per share) in the fourth quarter of 2010 representing accelerated interest expense associated with the prepayment.

“The sale of our Neurovascular business and the prepayment of $600 million of debt significantly strengthen our financial flexibility and enhance our capacity to fund acquisitions and other investments that advance our strategy of realigning our portfolio through the execution of our Priority Growth Initiatives,” said Ray Elliott, President and Chief Executive Officer of Boston Scientific. “In addition, this substantial debt prepayment highlights our continuing strong cash flow, commitment to debt reduction and progress in achieving our capital structure goals.”

About Boston Scientific
Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices whose products are used in a broad range of interventional medical specialties. For more information, please visit: www.bostonscientific.com.

About Stryker
Stryker is one of the world's leading medical technology companies and is dedicated to helping healthcare professionals perform their jobs more efficiently while enhancing patient care. The Company provides innovative orthopedic implants as well as state-of-the-art medical and surgical equipment to help people lead more active and more satisfying lives. For more information about Stryker, please visit: www.stryker.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding new product launches and launch cadence, regulatory approvals, expected dilution, use of proceeds, clinical trials, product performance and competitive offerings. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation; financial market conditions; and, future business decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this document.

CONTACT:	Paul Donovan
508-650-8541 (office)
508-667-5165 (mobile)
Media Relations
Boston Scientific Corporation

Larry Neumann
508-650-8696 (office)
Investor Relations
Boston Scientific Corporation

Sean Wirtjes
508-652-5305 (office)
Investor Relations
Boston Scientific Corporation